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                                                                       Exhibit 5


               [Letterhead of Ballard Spahr Andrews & Ingersoll]



                                            November 5, 1996


FPA Medical Management, Inc.
2878 Camino del Rio South, Suite 301
San Diego, California  92108

     RE:  FPA Medical Management, Inc. -
          Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     We have acted as counsel to FPA Medical Management, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of common stock of the Company, par value $.002 per share (the "Shares"), issuable upon the exercise of options (the "Options") granted and to be granted under the FPA Medical Management, Inc. Omnibus Stock Option Plan, as amended (the "Omnibus Plan").

     The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the Options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

     In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
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FPA Medical Management, Inc.
November 5, 1996
Page 2


       Based on the foregoing, we are of the opinion that the 1,500,000 Shares, when issued upon exercise of Options granted or to be granted under the Omnibus Plan and upon payment of the option price, all in accordance with the terms of the Omnibus Plan, will be legally issued, fully paid and non-assessable.

       We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.


                                              Very truly yours,



                                              /s/ Ballard Spahr Andrews
                                                  & Ingersoll